UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2017

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously discussed in a Current Report on Form 8-K filed by Astronics Corporation (the “Company”), on October 26, 2017, the Company, through a wholly owned acquisition subsidiary, entered into an Asset Purchase Agreement (the “Purchase Agreement”) to purchase substantially all of the assets of Telefonix, Incorporated and a related company, Product Development Technologies, LLC, for approximately $104.0 million in cash. The acquisition was completed on December 1, 2017.
A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on October 27, 2017.
The Company issued a press release on December 1, 2017 regarding the completion of the acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated December 1, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	December 1, 2017	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Astronics Corporation dated December 1, 2017